Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Charles A. Mathis		Mary M. Gentry
Senior Vice President and Chief Financial Officer	- or -	Treasurer and Director, Investor Relations
ScanSource, Inc.		ScanSource, Inc.
(864) 286-4975		(864) 286-4892

SCANSOURCE REPORTS SECOND QUARTER RESULTS
Solid Performance Led by Communications Business Units in North America

GREENVILLE, SC -- January 30, 2014 -- ScanSource, Inc. (NASDAQ:SCSC), the leading international value-added distributor of specialty technology products, today announced financial results for its second quarter in fiscal year 2014, for the period ended December 31, 2013.

Quarter ended December 31, 2013:
Net sales	$740.6	million
Net income	$18.3	million
Diluted EPS	$0.64	per share

"Year-over-year growth for both of our communications business units in North America drove strong operating performance," said Mike Baur, CEO, ScanSource, Inc. "Our worldwide POS and barcode business units showed improved market demand, and quarterly revenues for Brazil were an all-time record."

For the quarter ended December 31, 2013, net sales totaled $740.6 million.  This represents a 1.2% increase from the prior quarter’s sales of $731.9 million and a 0.9% decrease from net sales of $747.7 million for the quarter ended December 31, 2012. Operating income totaled $27.5 million, compared with $24.4 million in the prior year quarter. Net income for the quarter ended December 31, 2013 totaled $18.3 million, or $0.64 per diluted share, compared with net income of $16.4 million, or $0.59 per diluted share, for the prior year quarter. Excluding expenses associated with Belgian tax compliance and personnel replacement costs, adjusted net income for the quarter ended December 31, 2012 totaled $17.8 million, or $0.64 per diluted share.

Forecast for Next Quarter

The Company announced its current expectations for the third quarter of fiscal year 2014. ScanSource expects that net sales for the quarter ending March 31, 2014 could range from $700 million to $720 million, and diluted earnings per share could be in the range of $0.53 to $0.55 per share.

Webcast Details

ScanSource will present additional information about its financial results and outlook in a conference call with presentation slides today, January 30, 2014, at 5:00 p.m. (ET).  A webcast of the call and accompanying presentations slides will be available for all interested parties and can be accessed at www.scansource.com (Investor Relations section).  The webcast will be available for replay for 60 days.

ScanSource Reports Second Quarter Results

Safe Harbor Statement

This press release contains comments that are “forward-looking” statements that involve risks and uncertainties; these statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. Any number of important factors could cause actual results to differ materially from anticipated or forecasted results, including, but not limited to, expanded operations in emerging markets, such as Brazil, that expose the Company to greater political and economic volatility than its operations in established markets; costs and delays in connection with the Company's new ERP system and the costs associated with the litigation of the prior ERP system project; the ability to forecast volatility in earnings resulting from the quarterly revaluation of the Company's earnout obligation to the sellers of CDC; and macroeconomic circumstances that could impact the business, such as currency fluctuations, credit market conditions, and an economic downturn. For more information concerning factors that could cause actual results to differ from anticipated results, see the Company's annual report on Form 10-K for the year ended June 30, 2013 and the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2013, filed with the Securities and Exchange Commission. Except as may be required by law, the Company expressly disclaims any obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
Non-GAAP Financial Information

In addition to disclosing results that are determined in accordance with United States Generally Accepted Accounting Principles ("GAAP"), the Company also discloses certain non-GAAP financial measures, including net sales excluding the translation impact of foreign currencies and return on invested capital ("ROIC"). Non-GAAP financial measures are used to better understand and evaluate performance, including comparisons from period to period, as described below.
Net sales excluding the translation impact of foreign currencies: The Company discusses the percentage change in net sales excluding the translation impact from changes in foreign currency exchange rates between reporting periods. This measure enhances comparability between periods to help analyze underlying trends.
Return on invested capital ("ROIC"): Management uses ROIC as a performance measurement to assess efficiency in allocating capital under the Company's control to generate returns. Management believes this metric balances the Company's operating results with asset and liability management, excludes the results of capitalization decisions, is easily computed and understood, and is considered to have a strong correlation with shareholder value creation. ROIC also provides management a measure of the Company's profitability on a basis more comparable to historical or future periods. In addition, the Company's Board of Directors uses ROIC in evaluating business and management performance. Certain management incentive compensation targets are set and measured relative to ROIC.
Adjusted net income and adjusted EPS: To evaluate current period performance on a clearer and more consistent basis with prior periods, the Company discloses adjusted net income and adjusted diluted earnings per share, which exclude costs associated with tax compliance and personnel replacement in the Company's Belgian office for the quarter ended December 31, 2012. Management believes that these historical items are outside of the Company's normal operating expenses. Adjusted net income and adjusted EPS are useful in better assessing and understanding the Company's operating performance, especially when comparing results with previous periods or forecasting performance for future periods.
These non-GAAP financial measures have limitations as analytical tools, and the non-GAAP financial measures that the Company reports may not be comparable to similarly titled amounts reported by other companies. Analysis of results and outlook on a non-GAAP basis should be considered in addition to, and not in substitution for or as superior to, measurements of financial performance prepared in accordance with GAAP. A reconciliation of the Company's non-GAAP financial information to GAAP is set forth in the following Supplementary Information tables.
About ScanSource, Inc.
ScanSource, Inc. (NASDAQ: SCSC) is the leading international distributor of specialty technology products, focusing on point-of-sale (POS) and barcode, communications and physical security solutions. ScanSource's teams provide value-added services and operate from two technology segments, Worldwide Barcode & Security and Worldwide Communications & Services. ScanSource is committed to helping its reseller customers choose, configure, and deliver the industry's best products across almost every vertical market in North America, Latin America and Europe. Founded in 1992, the Company ranks #711 on the Fortune 1000. For more information, visit www.scansource.com.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)
	December 31, 2013	June 30, 2013*
Assets
Current assets:
Cash and cash equivalents	$157,130	$148,164
Accounts receivable, less allowance of	438,358	435,028
$29,545 at December 31, 2013
$25,479 at June 30, 2013
Inventories	467,202	402,307
Prepaid expenses and other current assets	40,731	40,105
Deferred income taxes	16,815	16,456
Total current assets	1,120,236	1,042,060
Property and equipment, net	18,890	20,203
Goodwill	31,994	31,795
Other non-current assets, including identifiable intangible assets	67,182	70,125
Total assets	$1,238,302	$1,164,183
Liabilities and Shareholders' Equity
Current liabilities:
Current portion of contingent consideration	$5,229	$3,732
Accounts payable	383,996	362,271
Accrued expenses and other current liabilities	59,705	59,983
Income taxes payable	2,137	1,696
Total current liabilities	451,067	427,682
Deferred income taxes	201	205
Long-term debt	5,429	5,429
Long-term portion of contingent consideration	4,318	8,813
Other long-term liabilities	25,841	26,098
Total liabilities	486,856	468,227
Shareholders' equity:
Common stock	163,680	149,821
Retained earnings	606,842	569,107
Accumulated other comprehensive income (loss)	(19,076)	(22,972)
Total shareholders' equity	751,446	695,956
Total liabilities and shareholders' equity	$1,238,302	$1,164,183

*	Derived from audited financial statements.

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Condensed Consolidated Income Statements (Unaudited)
(in thousands)

	Quarter ended December 31,		Six months ended December 31,
	2013	2012	2013	2012
Net sales	$740,618	$747,716	$1,472,522	$1,481,320
Cost of goods sold	663,362	673,365	1,318,767	1,332,930
Gross profit	77,256	74,351	153,755	148,390
Operating expenses:
Selling, general and administrative expenses	49,296	49,393	96,836	96,454
Change in fair value of contingent consideration	499	533	1,237	1,296
Operating income	27,461	24,425	55,682	50,640
Other expense (income):
Interest expense	235	130	482	254
Interest income	(525)	(532)	(1,099)	(1,166)
Other, net	(58)	53	51	39
Income before income taxes	27,809	24,774	56,248	51,513
Provision for income taxes	9,511	8,417	18,513	17,514
Net income	$18,298	$16,357	$37,735	$33,999
Per share data:
Weighted-average shares outstanding, basic	28,293	27,713	28,164	27,665
Net income per common share, basic	$0.65	$0.59	$1.34	$1.23

Weighted-average shares outstanding, diluted	28,597	27,958	28,434	27,928
Net income per common share, diluted	$0.64	$0.59	$1.33	$1.22

ScanSource Reports Second Quarter Results

ScanSource, Inc. and Subsidiaries
Supplementary Information (Unaudited)
(in thousands)

Net Sales by Segment:
	Quarter ended December 31,			Non-GAAP % Change
	2013	2012	% Change	Excluding FX(a)
Worldwide Barcode & Security	$476,206	$489,075	(2.6)%	(2.7)%
Worldwide Communications & Services	264,412	258,641	2.2%	1.9%
Consolidated	$740,618	$747,716	(0.9)%	(1.1)%

	Six months ended December 31,			Non-GAAP % Change
	2013	2012	% Change	Excluding FX(a)
Worldwide Barcode & Security	$926,850	$945,262	(1.9)%	(2.0)%
Worldwide Communications & Services	545,672	536,058	1.8%	1.5%
Consolidated	$1,472,522	$1,481,320	(0.6)%	(0.7)%

Net Sales by Geographic Segment:
	Quarter ended December 31,			Non-GAAP % Change
	2013	2012	% Change	Excluding FX(b)
North American (U.S. and Canada)	$545,089	$547,987	(0.5)%	(0.5)%
International	195,529	199,729	(2.1)%	(2.7)%
Consolidated	$740,618	$747,716	(0.9)%	(1.1)%

	Six months ended December 31,			Non-GAAP % Change
	2013	2012	% Change	Excluding FX(b)
North American (U.S. and Canada)	$1,103,429	$1,093,799	0.9%	0.9%
International	369,093	387,521	(4.8)%	(5.3)%
Consolidated	$1,472,522	$1,481,320	(0.6)%	(0.7)%

Notes:
(a) Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended and six months ended December 31, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended and six months ended December 31, 2012, respectively. Worldwide Barcode & Security net sales excluding the translation impact of foreign currencies for the quarter ended and six months ended December 31, 2013, as adjusted, totaled $475.8 million and $926.5 million, respectively. Worldwide Communications & Services net sales excluding the translation impact of foreign currencies for the quarter ended and six months ended December 31, 2013, as adjusted, totaled $263.6 million and $543.9 million.

(b)Year-over-year net sales growth rate excluding the translation impact of changes in foreign currency exchange rates. Calculated by translating the net sales for the quarter ended and six months ended December 31, 2013 into U.S. dollars using the weighted average foreign exchange rates for the quarter ended and six months ended December 31, 2012, respectively. International net sales excluding the translation impact of foreign currencies for the quarter ended and six months ended December 31, 2013, as adjusted, totaled $194.3 million and $367.0 million, respectively.

ScanSource Reports Second Quarter Results

Non-GAAP Financial Information:
	Quarter ended December 31, 2013			Quarter ended December 31, 2012
	Pre-tax income	Net Income	Diluted EPS	Pre-tax Income	Net Income	Diluted EPS
GAAP Measure	$27,809	$18,298	$0.64	$24,774	$16,357	$0.59
Non-GAAP Adjustment(a)	—	—	—	2,121	1,400	0.05
Non-GAAP Measure	$27,809	$18,298	$0.64	$26,895	$17,757	$0.64

	Quarter ended December 31,
	2013	2012
Return on invested capital (ROIC), annualized (b)	15.9%	15.2%

Reconciliation of Net Income to EBITDA
Net income - GAAP	$18,298	$16,357
Plus: Income taxes	9,511	8,417
Plus: Interest expense	235	130
Plus: Depreciation and amortization (c)	1,778	2,275
EBITDA (numerator for ROIC) (non-GAAP)	$29,822	$27,179

Invested Capital Calculation
Equity - beginning of quarter	$723,748	$676,136
Equity - end of quarter	751,446	696,960
Average equity	737,597	686,548
Average funded debt (d)	5,429	23,850
Invested capital (denominator for ROIC) (non-GAAP)	$743,026	$710,398

Notes:
(a) Expenses associated with Belgian tax compliance and personnel replacement costs, including related professional fees.
(b) Calculated as net income plus interest expense, income taxes, depreciation and amortization (EBITDA), annualized and divided by invested capital for the period.
(c) Depreciation and amortization for the quarter ended December 31, 2012 includes debt issuance costs of $0.1 million.
(d) Average funded debt is calculated as the average daily amounts outstanding on our short-term and long-term interest-bearing debt.